EXHIBIT 99.1

CAPSTONE GREEN ENERGY CORPORATION

RECEIVES COURT APPROVAL OF JOINT PREPACKAGED PLAN OF REORGANIZATION - PAVING THE WAY FOR EMERGENCE

LOS ANGELES, CA / BUSINESS WIRE / NOVEMBER 14, 2023 / Capstone Green Energy Corporation (OTC: CGRNQ) (the “Company” or “Capstone”) announced today that the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) has confirmed the Joint Prepackaged Chapter 11 Plan of Capstone Green Energy Corporation and its Debtor Affiliates (the “Plan”), paving the way for the Company’s business to emerge from chapter 11 on stronger financial footing.

Under the Plan, the Capstone business will emerge from bankruptcy within the next several weeks with a substantially strengthened capital structure and improved liquidity, helping to ensure it is best equipped to continue to execute its strategy and further enhance its market leadership as a microgrid solutions and on-site energy technology systems provider. The Plan contemplates $7.0 million of new money exit financing, an increase from the originally contemplated $5.0 million of new money exit financing.

“Today’s Plan confirmation by the Bankruptcy Court represents an important milestone for the Company. We are one step closer to achieving our goal of long-term financial stability. Notably, the Plan provides that the Company’s public stockholders will receive their pro rata share of one hundred percent (100%) of the equity in Capstone Green Energy Holdings, Inc., which will hold a majority interest in a new entity that will operate the Company’s business, subject to dilution from equity incentive compensation pursuant to equity incentive plans. We thank our investors, distributors, suppliers and employees for their support throughout this process, and we are excited to continue building energy-saving and cost-efficient products for our customers,” stated Robert Flexon, Executive Chairman and Interim President and CEO. Mr. Flexon continued, “Capstone will emerge better positioned to advance our strategic priorities, continue to innovate and pursue new growth opportunities.”

Additional Information

All Bankruptcy Court filings and related information about the chapter 11 cases can be found at a website maintained by the Debtors’ claims and noticing agent, Kroll Restructuring Administration LLC (“Kroll”), at https://cases.ra.kroll.com/capstone or by contacting Kroll at 1-844-642-1256 (Toll-Free), +1-646-651-1164 (International) or by e-mail at capstoneinfo@ra.kroll.com. Additional details regarding the chapter 11 cases are included in, and the description above is qualified in its entirety by, the Company’s Current Reports on Form 8-K filed with the SEC on September 28, 2023, October 3, 2023 and October 25, 2023.

About Capstone Green Energy

Capstone Green Energy (OTC: CGRNQ) is a leading provider of customized microgrid solutions, and on-site energy technology systems focused on helping customers around the globe meet their environmental, energy savings, and resiliency goals. Capstone Green Energy focuses on four key business lines. Through its Energy as a Service (EaaS) business, it offers rental solutions utilizing its microturbine energy systems and battery storage systems, comprehensive Factory Protection Plan (FPP) service contracts that guarantee life-cycle costs, as well as aftermarket parts. Energy Generation Technologies (EGT) are driven by the Company’s industry-leading, highly efficient, low-emission, resilient microturbine energy systems offering scalable solutions in addition to a broad range of customer-tailored solutions, including hybrid energy systems and larger frame industrial turbines. The Energy Storage Solutions (ESS) business line designs and installs microgrid storage systems, creating customized solutions using a combination of battery technologies and monitoring software. Through Hydrogen & Sustainable Products (H2S), Capstone Green Energy offers customers a variety of hydrogen products, including the Company’s microturbine energy systems.

To date, Capstone has shipped over 10,000 units to 83 countries and estimates that in FY23, it saved customers over $169 million in annual energy costs and approximately 362,000 tons of carbon. Total savings over the last five years are estimated to be approximately $1.08 billion in energy savings and approximately 1.9 million tons of carbon savings.

For customers with limited capital or short-term needs, Capstone offers rental systems; for more information, contact: rentals@CGRNenergy.com.

For more information about the Company, please visit www.CapstoneGreenEnergy.com. Follow Capstone Green Energy on Twitter, LinkedIn, Instagram, Facebook, and YouTube.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding the restructuring and the other statements regarding the Company’s expectations, beliefs, plans, intentions, and strategies. The Company has tried to identify these forward-looking statements by using words such as “expect,” “anticipate,” “believe,” “could,” “should,” “estimate,” “intend,” “may,” “will,” “plan,” “goal” and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: risks attendant to the chapter 11 bankruptcy process, including the effects of chapter 11, including increased legal and other professional costs necessary to execute the chapter 11 process and on the Company’s liquidity and results of operations (including the availability of operating capital during the pendency of chapter 11); the length of time that the Company will operate under chapter 11 protection and the continued availability of operating capital during the pendency of chapter 11; the consummation of the transactions contemplated by the Transaction Support Agreement (the “TSA”) and the Plan, including the ability of the parties to negotiate definitive agreements with respect to the matters covered by the term sheets included in the TSA, the Plan or otherwise, the occurrence of events that may give rise to a right of any of the parties to terminate the TSA, and the ability of the parties thereto to satisfy the other conditions of the TSA or the Plan, as applicable, including satisfying the milestones specified in the TSA and the DIP Note Purchase Agreement; the Company’s ability to meet its financial obligations during the chapter 11 process and to maintain contracts that are critical to its operations; the Company’s ability to comply with the restrictions imposed by the terms and conditions of the DIP Facility and other financing arrangements; the effects of chapter 11 on the interests of various constituents and financial stakeholders; the effect of the chapter 11 filings on the Company’s relationships with vendors, regulatory authorities, employees and other third parties; possible proceedings that may be brought by third parties in connection with the chapter 11 process and risks associated with third-party motions in chapter 11; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; the impact and timing of any cost-savings measures and related local law requirements in various jurisdictions; the impact of litigation and regulatory proceedings; risks related to the restatement previously announced by the Company (including discovery of additional information relevant to the financial statements subject to restatement; changes in the effects of the restatement on the Company’s financial statements or financial results and delay in the filing of the amended 10-K and amended 10-Q’s due to the Company’s efforts to complete the restatement; the time, costs and expenses associated with the restatement; potential inquiries from the SEC and/or Nasdaq; the potential material adverse effect on the price of the Company’s common stock and possible stockholder lawsuits); and expectations regarding financial performance, strategic and operational plans, and other related matters. For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the Securities and Exchange Commission, including the disclosures under “Risk Factors” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

CONTACT:
Capstone Green Energy
Investor and investment media inquiries:
818-407-3628
ir@CGRNenergy.com